EXHIBIT 99.3

Contact:

Gulf Resources, Inc.
David Wang, VP of Finance
Email: gfre.2008@vip.163.com

Helen Xu
Email: beishengrong@vip.163.com
Web:   http://www.gulfresourcesinc.cn

CCG Investor Relations Inc.
Linda Salo, Sr. Financial Writer
Phone: +1-646-922-0894
Email: linda.salo@ccgir.com

Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com
Web:   http://www.ccgirasia.com

Gulf Resources Provides Updates on Financing and Acquisition Strategy

NEW YORK and SHANDONG, China, September 14, 2010 -- Gulf Resources, Inc. (Nasdaq: GFRE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today provided updates on its financing and acquisition strategy.

The Company’s Form S-3 shelf registration statement was declared effective by the Securities and Exchange Commission on August 31, 2010. The registration statement provides the Company flexibility to offer and sell from time to time up to $120 million of securities, including equity, debt and other securities as described in the registration statement.  Specific terms and prices will be determined at the time of each offering under a separate prospectus supplement, which will be filed with the SEC at the time of any offering.

“Acquisitions remain an important part of our growth strategy and we plan to use our common stock as currency for acquisitions, but only at levels that are accretive to our existing shareholders. Our ultimate goal, besides achieving revenue and net income growth, is to increase shareholder value as measured by growing our earnings per share,” said Mr. Xiaobin Liu, CEO of Gulf Resources. “We have a strong cash balance, no long-term or short-term debt and our operations generate healthy cash flows. This provides us with flexibility to execute on our growth strategy as we identify acquisition targets with attractive valuations.”

The Company has a solid track record of making accretive transactions and has completed eight acquisitions of bromine and crude salt assets to date. In June 2010, the Company completed its latest acquisition, which is expected to generate $2.4 million in net income for 2011. Consideration for the acquisition was $13.9 million, of which $0.7 million was paid in 70,560 shares of the Company’s common stock issued at $9.86 per share. The Company plans to continue to acquire additional bromine and crude salt production assets. Future acquisitions will be funded through a combination of cash, debt and equity, subject to market conditions.

Longer term, the Company also plans to expand into brominated chemical products, either by further developing our in-house capacity or by acquiring existing chemical producers in industries which the Company determines have the most potential, such as wastewater treatment or pharmaceutical intermediates. The Company is still in the process of outlining the market for downstream bromine products and assessing various expansion options.

As of June 30, 2010, the Company had cash and equivalents of $55.2 million and no long term or short-term debt.  The Company generated cash flow from operating activities of $27.9 million in the first half of fiscal 2010.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”) and Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit www.gulfresourcesinc.cn.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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